UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2006, Gulf Coast Recycling, Inc. ("Gulf Coast"), a subsidiary of the Registrant that operates a secondary lead smelter, entered into an Asset Purchase Agreement with EnviroFocus Technologies, LLC ("EnviroFocus") providing for the sale of substantially all of the operating assets of Gulf Coast to EnviroFocus. The Registrant has determined that operation of a secondary lead smelter is not a core function of its lead fabrication segment. The Registrant intends to maintain its position as a lead fabricator. The purchase price includes an assumption of Gulf Coast liabilities identified in the Asset Purchase Agreement but Gulf Coast will retain liability for certain specified pre-existing environmental conditions. The transaction is expected to close during the second quarter of 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

April 26, 2006	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer